Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Margaret M. Boyce
(312) 255-5784
margaret.boyce@diamondconsultants.com
Media Contact:
David Moon
(312) 255-4560
david.moon@diamondconsultants.com
DIAMOND ANNOUNCES ITS ANNUAL DIVIDEND
CHICAGO — NOVEMBER 11, 2008 — Diamond Management & Technology Consultants, Inc. (NASDAQ: DTPI), a premier global management consulting firm, announced today that its Board of Directors approved an annual dividend of $0.35 cents per share of common stock. The dividend is payable December 5, 2008 to shareholders of record at the close of business November 21, 2008.
About Diamond
Diamond (NASDAQ: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide, Diamond works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. To learn more visit www.diamondconsultants.com.